Exhibit 15.1

June 1, 2015

Stockholders and Board of Directors of

Armada Hoffler Properties, Inc.

We are aware of the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-204063) of Armada Hoffler Properties, Inc. for the registration of 14,768,507 shares of its common stock of our report dated May 5, 2015 relating to the unaudited condensed consolidated interim financial statements of Armada Hoffler Properties, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2015.

/s/ Ernst & Young LLP

Richmond, Virginia

June 1, 2015